UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2008
Motorcar Parts of America, Inc.
(Exact name of registrant as specified in its charter)

New York	001-33861	11-2153962

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2929 California Street, Torrance CA	90503

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 212-7910
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On November 19, 2008, Motorcar Parts of America, Inc. (the “Registrant”) notified the Nasdaq Stock Market, Inc. (“NASDAQ”) that as a result of the vacancy caused by Irv Siegel’s resignation from its Board of Directors, as discussed in Item 5.02 below, the Registrant is not presently in compliance with NASDAQ Marketplace Rules 4350(c)(1) and 4350(d)(2)(A). These rules require that (i) a majority of its Board of Directors be comprised of independent members and (ii) its Audit Committee be comprised of three independent members, respectively. On November 20, 2008, the Registrant received a NASDAQ Staff Deficiency Letter indicating that the Registrant presently fails to comply with these requirements. The letter also indicated that NASDAQ will provide the Registrant with the cure periods in accordance with NASDAQ Marketplace Rules 4350(c)(1) and 4350(d)(4)(B), respectively.
The Registrant is currently conducting a search for a new director who would meet the requirements of NASDAQ and be appointed to the Registrant’s Board of Directors and Audit Committee within the cure periods allowed under the NASDAQ Stock Market Rules.
In addition, the Registrant’s By-Laws require that committees of its Board of Directors consist of at least three members. The Registrant intends to meet the By-Laws’ requirement by either appointing a new director to serve on the committees that Mr. Siegel previously served on or by appointing other current members of the Board of Directors to serve on such committees.
On November 21, 2008, the Registrant issued a press release regarding the Registrant’s noncompliance with the requirements of the NASDAQ Marketplace Rules and the NASDAQ Staff Deficiency Letter received by the Registrant from NASDAQ. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective November 17, 2008, Irv Siegel resigned as a director of the Registrant. There was no disagreement or dispute between Mr. Siegel and the Registrant relating to the Registrant’s operations, policies or practices.
In addition to being a member of the Registrant’s Board of Directors, Mr. Siegel was the Chairman of the Compensation Committee and a member of the Audit, Ethics and Nominating and Corporate Governance Committees. Mr. Siegel resigned from each of these committees effective November 17, 2008.
Mr. Siegel shall receive a consulting fee of $5,000 per month for the three months following his resignation from the Registrant in connection with certain transition services which may be provided by him to the Registrant as requested by the Registrant.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

99.1	Press Release of Motorcar Parts of America, Inc., dated November 21, 2008.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORCAR PARTS OF AMERICA, INC.

Date: November 21, 2008	/s/ Michael M. Umansky

Michael M. Umansky
Vice President and General Counsel
EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Motorcar Parts of America Inc., dated November 21, 2008.